Exhibit 10.1

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture, dated as of March 26, 2012 (this “Supplemental Indenture” or “Guarantee”), among Stewart & Stevenson LLC, a Delaware limited liability company (the “Company”), Stewart & Stevenson Acquisition LLC, a Delaware limited liability company (the “Guarantor”), and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.

W I T N E S SE T H:

WHEREAS, the Company, Stewart & Stevenson Corp., a Delaware corporation (together with the Company, the “Issuers”), the Subsidiary Guarantors party thereto and the Trustee have heretofore executed and delivered an Indenture, dated as of July 6, 2006 (as supplemented by that certain First Supplemental Indenture, dated as of March 10, 2010 and that certain Second Supplemental Indenture, dated as of March 23, 2011, the “Indenture”), providing for the issuance of 10% Senior Notes due 2014 of the Issuers (the “Securities”);

WHEREAS, Section 3.11 of the Indenture provides that the Company is required to cause each Domestic Subsidiary or Foreign Subsidiary that is neither a CFC nor directly or indirectly owned by a CFC and that is created or acquired by the Company to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor in a supplemental Indenture will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1  Agreement to be Bound.  The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2  Guarantee.  The Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1  Notices.  All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

SECTION 3.2  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3  Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.5  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6  Headings.  The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

STEWART & STEVENSON LLC

By:	/s/ John Simmons
Name: John Simmons
Title: Chief Financial Officer

STEWART & STEVENSON ACQUISITION LLC

By: Stewart & Stevenson LLC, its sole member

By:	/s/ John Simmons
Name: John Simmons
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Signature page to Third Supplemental Indenture]